UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

January 10, 2013

BAZAARVOICE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35433	20-2908277
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3900 N. Capital of Texas Highway, Suite 300

Austin, Texas 78746-3211

(Address of principal executive offices, including zip code)

(512) 551-6000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On January 10, 2013, the U.S. Department of Justice (“DOJ”) filed a complaint against Bazaarvoice, Inc. (the “Company”) with the United States District Court for the Northern District of California, San Francisco Division, alleging that the Company’s acquisition of PowerReviews, Inc. (“PowerReviews”) violates Section 7 of the Clayton Act, 15 U.S.C. Section 18 and seeking the Company’s divestiture of assets sufficient to create a competing business that can replace the competitive significance of PowerReviews in the marketplace. The Company disputes the allegations and intends to vigorously contest the matter.

On January 10, 2013, the Company issued the following statement regarding the complaint filed by the DOJ:

We are disappointed with the filing of today’s lawsuit. We provided the DOJ with extensive documents, data, and information demonstrating that our acquisition of PowerReviews was procompetitive and did not result in a lessening of competition. We spent more than six months explaining that there is robust and ample competition in the market for social commerce engagement tools. We disagree with the DOJ’s decision to ignore that evidence and we will now shift our attention to a court of law where we expect to be fully vindicated.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BAZAARVOICE, INC.

By:	/s/ Bryan C. Barksdale
Bryan C. Barksdale General Counsel and Secretary

Date: January 10, 2013